UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION


                       Washington, D. C. 20549


                           CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): 30 July 2003


                           BLACKSTOCKS DEVELOPMENT CORP.
                            ----------------------------
                (Exact name of registrant as specified in its charter)


         Delaware                     000-49914                  03-0459617
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)                File Number)          Identification No.)



                        8914 Legacy Park Dr, Suite J,
                       Charlotte, North Carolina 28269
                      ----------------------------------
           (Address of Principal Executive Offices including Zip Code)


                                800-549-3560
                             ------------------
                         (Issuer's Telephone Number)








Item 1. Changes in Control of Registrant.

 None

Item 2. Acquisition or Disposition of Assets

      On May 22 2003, the Company enter into an asset purchase agreement with Kid's Connection Inc. a North Carolina corporation, pursuant to a an Asset Purchase Agreement(the 'Agreement'). Pursuant to the Agreement, the Company shall acquire 100% of the assets of Kid's Connection Inc. a daycare center operating in the Coastal region of North Carolina. In accordance with the agreement, and subsequent assignment, the company will only purchase the business assets and not the real estate. The real estate purchase has been assigned to an affiliate company. The consideration to be paid to the Seller at closing by the Company is $215,000 or $685,000 minus $470,000
(the value of the real estate).

Item 3. Bankruptcy or Receivership

      There has been no bankruptcy, receivership, or similar proceeding by or against either of the Companies or Inclusion described in this Form 8-K.

Item 4. Changes in Registrant's Certifying Accountant

      The Company's accounting firm terminated its agreement with the company and terminated all of its SEC CPA practiced work
(Reference Exhibit 10.10 below). There were no differences and or disagreements between the accounting firm and the Company's management.

Item 5. Other Events


On May 12 2003, the Company terminated its agreement with Greentree Financial Services (Greentree). Greentree was contracted to provide various advisory and consultant services to the Company. However, the Company and Greentree decided to terminate the contract. Alton Perkins and the Perkins Family Trust have agreed to lend the Company funds which shall be secured by a demand note to compensate Greentree for the limited services that it rendered to the Company. In turn, Greentree will return all the Company's stock it was issued for the services which it did not complete.

On 5 June 2003, the Company entered into a market development and investor relations agreement with Page Properties, LLC (Page). Subject to further actions by Page contained in the agreement at the Company shall compensate Page through the issuance of restricted common stock.

On 5 June 2003, the Company entered into an executive management agreement with Page Properties. Subject to further actions contained in the agreement the Company is scheduled to issue Page shares of its common stock for services it has agreed to provide the Company.



Item 6. Resignations of Registrant's Directors

None

Item 7. Financial Statements and Exhibits

None

Index to Exhibits

Exhibit          Description
--------          -----------

10.9   ASSET AND PURCHASE AGREEMENT KIDS CONNECTION, INC. OF NORTH CAROLINA

10.10  RESIGNATION OF ACCOUNTANTS

10.11 ASSIGNEMENT OF INETERST RIGHTS AND LIABILITIES

10.12 MARKET DEVELOPMENT AND INVESTOR RELATIONS AGREEMENT

10.13 EXCUTIVE MANAGEMENT AGREEMENT


               Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BLACKSTOCKS DEVELOPMENT CORP.
                                              -----------------------------
                                              (Registrant)


Date:  July 30  2003                           /s/ Alton Perkins
                                               -----------------------------
                                               Alton Perkins, Chief Executive
                                               Officer





Exhibit 10.9  Asset and Purchase Agreement Kids Connection, Inc.
              of North Carolina


ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is effective May 22, 2003, by and between the following parties:

1. Kid's Connection, Inc., a North Carolina corporation ('Seller').

2. Blackstocks Development Corporation, a Delaware corporation ('Purchaser').


RECITALS
1. Seller is engaged in the operations of a Day Care centers.
2. Purchaser desires to purchase the assets of Seller including the corporation and stock of seller and to assume liabilities of Seller, and Seller desires to sell such assets to Purchaser and to assign such liabilities to Purchaser, on the terms and conditions set forth in this Agreement.
3. The Boards of Directors of Seller and Purchaser believe that this asset purchase is in the best interests of their respective companies and shareholders and in furtherance thereof have approved and recommended this Asset Purchase Agreement.

4. Polly and W.T. Russ, personally own and will sale the land and building were the Day care center is located in conjunction with carrying out this agreement.

AGREEMENTS

In consideration of the Recitals and the Agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intend to be legally bound hereby and agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1 Purchase and Sale of Assets.
a. Purchased Assets. Pursuant to the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 1.4 below), Seller will sell, assign, convey, transfer and deliver to Purchaser, and Purchaser will purchase and acquire from Seller, all of Seller's right, title and interest in, to and under the following assets, properties and rights which are owned or leased by Seller (collectively, the 'Assets'):

i. All ownership and interest and the assets of Seller including the corporation and stock of seller; and any shares of capital stock of, or other equity interests in, Seller or any subsidiary of Seller;
ii. Seller's corporate seal, minute books, record books, and such other books and records as pertaining to the organization, existence or ownership of Seller;

iii. Any financial or personnel records which are required by law to be retained by Seller;

iv. All accounts receivable (the 'Purchased Receivables');

v. All fixed assets, including, without limitation, machinery, equipment perishables and non perishables, supplies, furniture and fixtures, computer equipment and software and other personal property owned by Seller;
vi. All rights of Seller under and in connection with the leases and subleases of real property, together with Seller's interest in all buildings, facilities, fixtures and other improvements thereon and all easements, rights-of-way, transferable licenses and permits and other appurtenances thereto which are set forth on Schedule 1.1(a)(iv) (collectively, the 'Assigned Leases');

vii. All transferable rights of Seller under and in connection with the contracts, commitments, purchase orders, agreements and unexpired leases (other than Assigned Leases), which are set forth on Schedule 1.1(a)(v) (collectively, the 'Assigned Contracts');

viii. All rights to the trade secrets, processes and methods, whether or not patentable, owned by Sellers (the 'Purchased Intellectual Property');
ix. All transferable federal, state or local or other governmental and other third party permits (including occupancy permits), certificates, licenses, consents, authorizations, approvals, registrations or franchises necessary or useful in the operation by Seller of its business (collectively, the 'Assigned Permits'); and

x. All books and records maintained by Seller through the Closing Date, including, without limitation, product manuals, operating manuals, and records relating to customer and trade accounts and lists and similar operating data, whether in electronic, computer, paper or other form, other than books and records which Seller is required by law to retain.

b. Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, Purchaser and Seller acknowledge and agree that Purchaser is not buying and Seller is not selling the following assets (collectively, the 'Excluded Assets'):

xi. All rights under this Agreement and to the Purchase Price;

xii. Any other assets specifically identified on Schedule 1.1(b)(v).
1.2  Purchase Price; Allocation.

a. Purchase Price. The consideration to be paid to Seller for the Assets at Closing shall be $685,000.00 (the 'Purchase Price'), which Purchaser shall pay to Seller in cash and or certified funds.

b. Purchaser shall be solely responsible for any sales, use and/or realty transfer taxes owing from sale of the Assets hereunder.

c. Allocation of Purchase Price. Seller and Purchaser agree to allocate the Purchase Price in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the Code). No later than 10 days following the Closing Date, Purchaser shall prepare and provide to Seller a draft allocation of the aggregate purchase price among the Assets (the 'Allocation Statement'), such Allocation Statement to be prepared in accordance with the methodology set forth in the Code. Seller shall notify Purchaser within 20 days of receipt of such draft Allocation Statement of any objections that Seller may have thereto. Seller and Purchaser agree to resolve any disagreement with respect to such Allocation Statement in good faith. In addition, Seller and Purchaser hereby undertake and agree to file timely any information that may be required to be filed pursuant to any treasury regulations promulgated under Section 1060(b) of the Code, and shall use the allocation determined pursuant to this Section 1.2(c) in connection with the preparation of IRS Form 8594 (and any supplemental filings required in connection therewith) as such form relates to the transactions contemplated by this Agreement. Neither Seller nor Purchaser shall file any tax return or other document or otherwise take any position for tax purposes that is inconsistent with the allocation determined pursuant to this Section 1.2(c) except as may be adjusted by subsequent agreement following an audit by the Internal Revenue Service or by court decision.


1.3 Assumption of Certain Liabilities.

a. Assumed Liabilities. On the Closing Date, Purchaser shall assume and agree to undertake to pay, perform and discharge as and when due, and shall indemnify Seller for and hold Seller harmless from and against each of the following obligations, responsibilities, liabilities and debts (collectively, the 'Assumed Liabilities'):

i. All obligations, responsibilities and liabilities incurred on and after the Closing Date in connection with the performance by Purchaser of the Assigned Leases and Assigned Contracts;

ii. All obligations, responsibilities and liabilities arising on and after the Closing Date from Purchaser's use, ownership, possession, sale or operation of the Assets; and

iii. All obligations, responsibilities and liabilities explicitly set forth on Schedule 1.3(a)(iii).
b. Excluded Liabilities. Except for the Assumed Liabilities assumed by Purchaser under Section 1.3A above, the purchase by Purchaser of the Assets shall be free and clear of all liens, claims and encumbrances of any kind and nature and without any assumption by Purchaser of any debts, taxes, obligations or liabilities whatsoever of Seller or any other persons who at any time may have been in possession of the Assets, whether such liabilities are actual or contingent, known or unknown, liquidated or unliquidated, whether tax liabilities, liabilities to creditors or otherwise (collectively, and together with all liabilities or obligations with respect to the Excluded Assets, the 'Unassumed
Debts and Liabilities').


1.4 Date, Time and Place of Closing.

The transactions provided for by this Agreement shall be consummated
(the 'Closing') by telephone, fax and email, on such other date and/or method as may be agreed upon by the parties hereto. The date and time of Closing is hereinafter sometimes called the 'Closing Date' which shall take place no later than six months after an SEC certified
CPA has provided an audit of the Sellers' books in accordance with this agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER
As a material inducement to Purchaser to enter into this Agreement and purchase the Assets, Seller hereby represents and warrants to Purchaser that:

2.1 Status. Seller is a corporation duly organized and subsisting under Texas law and has full power and authority to own its properties and to carry on the business as presently conducted by it. Seller is duly qualified to do business and is in good standing in all other jurisdictions where the conduct of its business so requires, except where the failure to be so qualified and in good standing would not be reasonably likely to have a Material Adverse Effect. Seller has the power and authority to own the Assets and to carry on its business as now being conducted.

2.2 Corporate Authority; Effective Agreement.   Seller has full corporate
power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and any and all other agreements, documents or instruments to be executed and/or delivered in connection herewith (collectively, the 'Purchase Documents') and to consummate the transactions contemplated herein and therein. This Agreement has been duly executed and delivered by Seller and, assuming it constitutes a valid and binding obligation of Purchaser, is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.
The Purchase Documents, when executed by Seller, will, assuming they constitute a valid and binding obligation of the other parties thereto, constitute the valid and binding obligation of Seller, enforceable against each of them in accordance with their respective terms.

2.3 Personal Property. Seller has good and valid title to, and is the absolute owner of, all of the personal property being sold to Purchaser hereunder, free and clear of all liens and encumbrances, except for such personal property which Seller leases or licenses or as described on
Schedule 2.3. To Seller's knowledge, all such personal property is in good operating condition and repair, normal wear and tear excepted, and does not require any repairs other than normal routine maintenance to maintain the personal property in good operating condition and repair.


2.4 Intellectual Property.   The Purchased Intellectual Property comprises
all of the trade secrets, processes and methods, whether or not patentable, owned by Seller. No claim has been asserted against Seller that the Purchased Intellectual Property conflicts with the proprietary rights of others, and Seller has no knowledge of any basis for any such claim or conflict. To Sellers' knowledge, Seller is not engaged in any activity which infringes upon any patent, patent application, trademark, trade name, service mark, copyright or proprietary right of any other party.

2.5 Taxes. Except as set forth on Schedule 3.5, Seller has filed or will file all federal, state and local tax returns required by law to be filed by Seller and has paid or made adequate provision for the payment of all taxes (and related interest and penalties) shown to be due on such returns for all taxable periods up to and including the day before the Closing Date, including, but not limited to real estate, sales, use, social security, payroll, unemployment compensation and personal property taxes. Seller will have paid or made adequate provision for the payment of all federal and state income and any other taxes payable by Seller with respect to the transactions covered by this Agreement.

2.6 Legal Matters. Except as set forth on Schedule 2.6, Seller is not a party to or, to Seller's knowledge, threatened with, any suit, action, arbitration or other legal or administrative proceeding or governmental inquiry or investigation by which Seller or the Assets would be adversely affected.

2.7 Corporation Agreements. Seller has made available to Purchaser copies of all its agreements, contracts, licenses or leases, including all amendments or supplements thereto, to which Seller is a party, other than contracts or commitments entered into in the ordinary course of business and consistent with past practices (a) having a term of less than 12 months and involving a total expenditure of less than $5,000 individually and $20,000 in the aggregate, or (b) requiring the performance of services having a cost of less than $10,000 individually and $20,000 in the aggregate (collectively, the 'Corporation Agreements'). A list of the Corporation Agreements is set forth on Schedule 2.7. All of the Corporation Agreements are valid, binding and enforceable against Seller. Except as shown on Schedule 2.7, to Seller's knowledge, Seller and the other parties to the Corporation Agreements have, in all material respects, performed their respective obligations under the Corporation Agreements. The consummation of the transactions provided for in this Agreement will not result in an impairment or termination of any of Seller's rights under any Corporation Agreement and does not require the consent of or notice to any party other than Seller, except as set forth on Schedule 2.7.


2.8 Employee Matters.
a. Schedule 2.8a is a complete and accurate list as of April 1, 2003 of all Seller's employees and their respective positions and salaries. Seller shall deliver at Closing Schedule 2.8a revised to reflect changes therein up to the date of the Closing.

b. Seller is not a party to any union agreement or collective bargaining agreement and is in compliance in all material respects with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Seller has no knowledge of any union organizing activity involving its employees at the Purchased Facility.
There is no complaint filed or, to the knowledge of Seller, threatened to be filed against Seller before any federal, state or local governmental or quasi-governmental agency or authority alleging violation of any law (federal, state or local) relating to employment practices or discrimination in employment.
c. Except as set forth on Schedule 2.8c, no present or former employee of Seller is entitled to any retirement pay or retirement benefits of any kind from Seller. Seller does not now maintain or make contributions to and has not, at any time in the past, maintained or made contributions to

(i) any employee benefit plan which is subject to the minimum funding requirements of the Employee Retirement Income Security Act of 1974, or
(ii) any multi-employer plan subject to the terms of the Multi-Employer Pension Amendment Act of 1980.


2.9 Consents. Except as set forth on Schedule 2.9, no notices, consents, approvals, licenses, permits or waivers are required to execute and deliver this Agreement and to consummate the transactions provided for herein, including the transfer of the Assets to Purchaser hereby.

2.10 Permits and Licenses. Seller holds all franchises, licenses, permits, consents, approvals, waivers and other authorizations (collectively, the 'Permits') that are necessary for the operation of its business, including without limitation all Permits issued by federal, state or local governments and governmental agencies. Schedule 2.10 sets forth a complete list of all material Permits held by Seller. To Seller's knowledge, Seller is not in default, nor has Seller received any notice of any claim of default, with respect to any of the Permits or of any notice of any other claim or proceeding or threatened proceeding relating to any of the Permits, any of which would be reasonably expected to have a Material Adverse Effect.

2.11 Compliance with Laws. To Seller's knowledge, Seller is in compliance in all material respects with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it. Seller has not received any notice from any federal, state or municipal authority or any insurance or inspection body, that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body.

2.12 Environmental Matters.

a. Except as set forth on Schedule 2.12a, Hazardous Substances (as hereinafter defined) have not been used by Seller at any facilities owned or used by Seller (collectively, 'Seller's Facilities') during Seller's occupancy thereof and Seller has no knowledge of such use by another person or entity during or prior to Seller's occupancy thereof in any manner that: (i) violates in any material respect any federal, state or local laws, ordinances or regulations governing the use, storage, treatment, disposal of any element, compound, mixture, solution or substance, defined as a hazardous substance in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
Section 9601, et seq. ('CERCLA'), or other applicable federal, state or local law, ordinance or regulation (collectively, 'Hazardous Substances');
(ii) requires 'removal' or 'remediation' as those terms are defined in CERCLA; or (iii) if found on any of Seller's Facilities would subject the owner or occupant of such facility to damages, penalties, liability or an obligation to perform any work, clean-up, removal, or remediation at such facility in order to comply with any federal, state or local law, regulation, ordinance or order concerning the environmental state, condition or quality of such facility applicable to owners, operators or developers of real property ('Environmental Cleanup Work').


b. Except as set forth on Schedule 2.12b, to Seller's knowledge, Seller is in compliance in all material respects with all applicable federal, state and local environmental laws and regulations. No written notice from any governmental body has ever been served upon Seller, and Seller has no knowledge of any notice served upon any occupant, owner or prior owner of any of Seller's facilities claiming any violation of any of the aforesaid environmental laws on or in connection with any of Seller's facilities or with respect to its business.

2.13 Brokers or Finders. Seller is responsible for paying all brokers and are finders fees and Purchaser shall not be liable for any such fees.

2.14 Survival of Representations and Warranties. The representations, warranties and agreements of Seller set forth in this Agreement or in any Exhibit or Schedule attached hereto shall be true, correct, complete and accurate on and as of the Closing Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser hereby represents and warrants to Seller that:

4.1 Corporate Status. Purchaser is a corporation duly organized and subsisting under Nevada law and has full power and authority to own its properties and to carry on the business presently conducted by it.

4.2 Corporate Authority. The Board of Directors of Purchaser has duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other corporate action is required in connection herewith. This Agreement constitutes a legal, valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms.

4.3 Brokers or Finders. No agent, broker, person or firm action on behalf of Purchaser or any of its affiliates is, or will be, entitled to any commission, broker's or finder's fees from any party, or from any affiliate of any party, in connection with any of the transactions contemplated by this Agreement.


4.4 Survival of Representations and Warranties. The representations, warranties and agreements of Purchaser as set forth in this Agreement or in any Exhibit attached hereto are made as of the date of this Agreement and shall be true, correct and accurate on and as of the Closing Date.

ARTICLE IV
CONDUCT OF BUSINESS PENDING CLOSING

4.1 Conduct of Business Pending Closing. Seller agrees that between the date of signing this agreement and closing, Seller shall:

a. Conduct its business in a good and diligent manner in the ordinary and usual course of its business;

b. Not enter into any contract, agreement, commitment or other arrangement with any party, other than contracts in the ordinary course of its business, and not amend or modify, in any material respect, or terminate any Assigned Lease or Assigned Contract, without the prior written consent of Purchaser, which consent will not be unreasonably delayed or withheld;

c. Use reasonable efforts to preserve its business organization intact, to keep available the service of its employees and to preserve its relationships with customers, suppliers and others with whom it deals;

d. Not reveal to any person any of the business procedures and practices followed by it in the conduct of its business other than to Purchaser or its authorized representatives ('Agents');

e. Use reasonable efforts to maintain in full force and effect all insurance currently maintained by Seller;

f. Keep all of its equipment and tangible personal property in good operating repair, normal wear and tear excepted;

g. Comply in all material respects with all provisions of applicable laws, rules and regulations; and

h. Not dispose of any Assets except in the ordinary course of business.


ARTICLE V

FURTHER COVENANTS AND AGREEMENTS

5.1 Access to Information. Subject to existing confidentiality obligations of and between Purchaser and Seller, Seller shall give to Purchaser and its Agents reasonable access to its facilities, the Assets and all of Seller's documents, books and records relating to its current and past operations of its business, and shall permit Purchaser and its Agents to make copies thereof, and Seller shall permit Purchaser to interview Seller's employees during reasonable business hours and upon reasonable prior written notice.

5.2 Cooperation.

a. Purchaser and Seller agree to execute and deliver all other instruments and take all such other actions as either party may reasonably request from time to time, before or after Closing and without payment of further consideration, to effectuate the transactions provided herein and to confer to the parties hereto the benefits intended by such transactions. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

b. Purchaser agrees that following the Closing, it shall provide to Seller information relating to the Assets and/or Seller's business which Seller reasonably requires to prepare any tax returns, information returns or reports required to be filed by Seller with governmental agencies.
5.3 Employment of Employees. Purchaser currently expects to employ, at its option, certain of the employees of Seller. Seller agrees to take no action which would interfere with such employment by Purchaser, and shall take all action required by law or otherwise to release them from agreements with Seller that may prohibit their employment with Purchaser and to cause the valid termination of employment at the Closing Date of such employees by Seller who are to be employed by Purchaser following the Closing Date. Seller further agrees that Purchaser shall not assume any responsibility for, and Seller shall indemnify Purchaser from and against, any liability arising from any termination of employment of those employees of Seller whom Purchaser does not employ after the Closing Date, or as to whom Purchaser gives Seller notice that Purchaser will not continue their employment, such notice to be given on or prior to the Closing Date. Seller further agree that Purchaser shall not be liable for, and Seller shall indemnify Purchaser from and against any liability in respect of any employees of Seller for any acts or omissions relating to the employment of such employees or to the business of Seller arising on or prior to the Closing Date, regardless of whether the employees of Seller are subsequently employed by Purchaser. Nothing in this Agreement is intended to confer upon any employee of Seller any rights or remedies, including, without limitation, any rights of employment of any nature or kind whatsoever.

5.4 Employee Benefit Plans. Seller shall remain responsible for, and shall indemnify Purchaser from and against, any liability in respect of, any bonus, deferred compensation, profit sharing, pension, retirement, severance pay, stock option, employee stock purchase or any other similar plan, arrangement or program ('Employee Benefit Plans') established by Seller for the benefit of its employees. Notwithstanding any provision contained in this Agreement to the contrary, Purchaser shall not assume or be responsible in any manner for any liabilities or obligations arising under or as a result of any Employee Benefit Plans sponsored by Seller or in which Seller or its employees participate.

5.5 Consents. Purchaser and Seller will use reasonable efforts to obtain all necessary third party or governmental consents necessary to consummate the transactions provided for in this Agreement.

5.6 Press Releases. Except as required by any applicable laws, neither party shall issue any press release or public statement regarding the transactions contemplated by this Agreement without the prior written consent of party, which consent will not be unreasonably delayed or withheld.

5.7 Competing Proposals. Seller shall promptly notify Purchaser of any expression of interest or offers received by Seller from any person relating to the purchase or acquisition of any of its stock or assets.


5.8 Collection of Accounts Receivables. If, after the Closing Date, Seller receives any payments from any account debtors with respect to any Purchased Accounts Receivables, Seller shall endorse such payments to the order of Purchaser and forward such payments to Purchaser promptly upon receipt thereof.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF PURCHASER
The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Purchaser may waive in writing:

6.1 Representations and Warranties. The representations and warranties of Seller set forth in this Agreement and any Exhibit or Schedule hereto shall be true and correct in all material respects on and as of the Closing Date.

6.2 Performance of Agreements. Seller shall have performed and complied in all material respects with all of their covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.

6.3 No Actions. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement or affect the right of Purchaser to own or control, after the Closing, the Assets or to operate Seller's business.

6.4 Consents. The parties have received all consents of all third parties required to consummate the transactions provided for in this Agreement.

6.5 Due Diligence Audit. Purchaser shall have completed its due diligence investigation of the Assets and Seller's business and the results of such investigation shall be reasonably satisfactory to Purchaser.

6.6 Purchaser Obligations Guaranteed by Founders. The parties shall have finalized agreement on the priority of payment of Purchaser obligations that are guaranteed by a Founder consistent with new management's legal obligation to exercise their powers in good faith and with a view to the interests of the corporation.

6.7 Deliveries. All documents required to be delivered by Seller at or prior to the Closing.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Seller may waive in writing:

7.1 Representations and Warranties. Each of the representations and warranties of Purchaser set forth in this Agreement and any Exhibit hereto shall be true and correct in all material respects on and as of the Closing Date.

7.2 Performance of Agreements. Purchaser shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.

7.3 No Actions, Etc. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement.

7.4 Deliveries. All documents required to be delivered by Purchaser at or prior to Closing shall have been delivered to Seller at Closing.

7.4 Board Resolutions. Purchaser shall have executed all appropriate board and shareholder resolutions appointing _______ to the Board of Directors of Purchaser and as CEO and Chairman of Purchaser effective upon Closing. Immediately upon Closing, the Board will accept the resignations of the current Chairman and Chief Executive Officer and the current President and Chief Operating Officer from their positions as Officers and as Board Members.

7.5 Audit by SEC practice member CPA. Seller shall provide Purchaser with an Audit of its finances and business practices suitable for inclusion in an SB-2 or 8 registration with the SEC. The Audit shall be conducted by an SEC practice member CPA. The Purchaser Seller shall take action to cause an Audit to commence no later than 30 days after this document has been signed. (The Purchaser shall pay for the audit.)

7.6 The Shares of Common Stock are free and clear of any and all encumbrances. There are no other stock or stock equivalents issued or to be issued.

7.7 An appraisal will be provided prior to the Closing on any real property (land and building). indicating the appraised value of the property Seller to provide appraisal.

7.8 The Following shall take place prior to the Closing:

a. Any and all outstanding loans balances, interests rates, and payouts shall be disclosed to Buyer, prior to closing.

b. Seller share disclose any and all anticipated or required major repairs and or defaults to any buildings/structures.

c. Seller shall provide an inventory of all furniture and equipment, by room and facility.

d. Seller shall provide all literature, pamphlets, and brochures provided to parents.

e. Seller and its ownership/management shall sign a non-compete clause confirming that they will not compete with the company being sold for a period of three years

ARTICLE VIII

CLOSING

8.1 Seller's Deliveries.  At the Closing, Seller shall deliver to Purchaser:
Closing

Signed Asset Purchase Agreement, and list of assets being purchased.

Audited financial statements in accordance with the requirements stipulated in this agreement no later than sixty days after this agreement has been signed.
a. In a form reasonably satisfactory to Purchaser's and Seller's counsel, such bills of sale, certificates of title for vehicles, endorsements of transfer, conveyances, assignments and subleases and other documents and agreements as shall vest in Purchaser title to the Assets in accordance with the terms hereof;

b. In a form reasonably satisfactory to Purchaser's and Seller's counsel, one or more duly executed general assignment and assumption agreements with respect to the Assigned Leases, Assigned Contracts and Assumed Liabilities which are included in the Assets (the 'Assumption Agreement');
c. Certificates signed by a duly authorized officer of Seller, dated as of the Closing Date, confirming: (i) the truth and correctness in all material respects of all of the representations and warranties of Seller contained in this Agreement as of the Closing Date; (ii) that all agreements and covenants of Seller required to have been performed or complied with have been performed or complied with in all material respects; and (iii) that all necessary approval by Seller has been taken to authorize the consummation of the transactions contemplated by the Agreement;

d. Resolutions, certified by Seller's secretary, evidencing Seller's authority to (i) execute and deliver this Agreement and the Purchase Documents, and (ii) consummate the transactions contemplated herein and therein;

e. An incumbency certificate of Seller, certified by Seller's secretary, certifying the accuracy of the specimen signature of the authorized representative of such entity executing this Agreement and the Purchase Documents;

f. Such other documents or instruments as Purchaser shall reasonably request to further evidence consummation of the transactions contemplated by this Agreement.

8.2 Purchaser's Deliveries.
Closing
The Purchase Price in the form and manner provided for in
Section 1.2(a) hereof;

At the Closing, Purchaser shall deliver or cause to be delivered to Seller:

a. The Assumption Agreement duly executed by Purchaser;

b. A certificate signed by a duly authorized officer of Purchaser, dated the Closing Date, confirming: (i) the truth and correctness in all material respects of all of the representations and warranties of Purchaser contained in this Agreement as of the Closing Date; (ii) that all agreements and covenants of Purchaser required to have been performed or complied with have been performed or complied with in all material respects; and (iii) that all necessary corporate action by Purchaser has been taken to authorize the consummation of the transactions contemplated by the Agreement;

c. Resolutions, certified by Purchaser's secretary, evidencing Purchaser's authority to (i) execute and deliver this Agreement and the Purchase Documents, and (ii) consummate the transactions contemplated herein and therein;

d. An incumbency certificate of Purchaser, certified by such Purchaser's secretary, certifying the accuracy of the specimen signature of the authorized representative of such entity executing this Agreement and the Purchase Documents; and

e. Such other documents or instruments as Seller shall reasonably request to further evidence consummation of the transactions contemplated by this Agreement.

8.3 Parties to Bear Own Expenses. Whether or not the transactions contemplated by this Agreement are consummated and except as otherwise provided for herein, Purchaser and Seller shall each bear their respective expenses relating to or arising out of this Agreement, including, but not limited to, fees for attorneys, accountants and other advisors.

ARTICLE IX

INDEMNIFICATION


9.1 Indemnification by Seller. Seller hereby agrees to indemnify, defend and hold harmless Purchaser and its directors, officers, agents and employees from and against any and all losses, damages, liabilities and expenses, including, without limitation, reasonable legal fees and court costs, to which any of them may become subject as the result of:

a. Any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Seller;

b. Any and all loss or damage resulting to Purchaser by reason of any claim, debt, liability or obligation not expressly assumed by Purchaser hereunder, arising from Seller's business or the ownership, use or operation of the Assets on or prior to the Closing Date and which did not constitute the breach of a representation or warranty of Seller; and

c. Any and all acts, suits, proceedings, demands, assessments, judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.

9.2 Indemnification by Purchaser. Purchaser hereby agrees to indemnify, defend and hold harmless Seller and its officers, directors, agents, advisors and employees, from and against any and all losses, damages, liabilities and expenses, including, without limitation, legal fees and court costs, which any of them may become subject to as the result of:

a. Any and all loss or damage resulting from any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Purchaser contained in this Agreement;

b. Any and all loss or damage resulting to Seller by reason of any claim, debt, liability or obligation expressly assumed by Purchaser hereunder; and
c. Any and all acts, suits, proceedings, demands, assessments, judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.

9.3 Procedures for Establishment of Indemnification.
a. In the event that any claim shall be asserted by any party which, if sustained, would result in a right of a party to indemnification hereunder (a 'Loss'), the person entitled to indemnification hereunder (the 'Indemnitee'), within a reasonable time after learning of such claim, shall notify the person obligated to provide indemnification hereunder with respect to such claim (the 'Indemnitor'), and shall extend to the Indemnitor a reasonable opportunity to defend against such claim, at the Indemnitor's sole expense and through legal counsel reasonably acceptable to the Indemnitee, provided that the Indemnitor proceeds in good faith, expeditiously and diligently; and provided, further, that any failure to give such notice shall not relieve the Indemnitee of its indemnification obligations hereunder except to the extent it was prejudiced by the failure to give notice. No determination shall be made pursuant to subparagraph (b) below while such defense is still being made until the earlier of (i) the resolution of said claim by the Indemnitor with the claimant, or (ii) the termination of the defense by the Indemnitor against such claim or the failure of the Indemnitor to prosecute such defense in good faith and in an expeditious and diligent manner. The Indemnitee shall be entitled to rely upon the opinion of its counsel as to the occurrence of either of said events. The Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by the Indemnitor with legal counsel of its own selection. No settlement or compromise of any claim which may result in a Loss may be made by the Indemnitor without the prior written consent of the Indemnitee unless (i) prior to such settlement or compromise the Indemnitor acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and (ii) the Indemnitee is furnished with security reasonably satisfactory to the Indemnitee that the Indemnitor will in fact pay such amount and expenses.


b. In the event that an Indemnitee asserts the existence of any Loss, the Indemnitee shall give written notice to the Indemnitor of the nature and amount of the Loss asserted. If the Indemnitor, within a period of 15 days after the giving of the Indemnitee's notice, does not give written notice to the Indemnitee announcing its intention to contest such assertion of the Indemnitee (such notice by the Indemnitor being hereinafter called the 'Contest Notice'), such assertion of the Indemnitee shall be deemed accepted and the amount of the Loss shall be deemed established. In the event, however, that a Contest Notice is given to the Indemnitee within said 15-day period, then the contested assertion of a Loss shall be settled by binding arbitration. Notwithstanding anything herein contained to the contrary, each party shall pay its own attorney's fees, costs and expenses incident to any arbitration proceeding brought under this Section 10.3(b).

c. The Indemnitee and the Indemnitor may agree in writing, at any time, as to the existence and amount of a Loss, and, upon the execution of such agreement, such Loss shall be deemed established.

d. Payments of any Loss shall be paid to the person entitled thereto within ten business days following the establishment of the Loss.

9.4 Limitations on Indemnity. Anything in this Agreement and the Purchase Documents to the contrary notwithstanding:
a. No claim for indemnity on the basis of a breach of a representation or warranty may be after the termination of such representation or warranty.

b. All claims for Losses shall be limited to the Purchase Price, and there shall be no liability except to the extent that the aggregate Losses exceeds $100,000, and then only to the extent of such excess.

c. For purposes of determining the amount of any Losses, such amount shall be reduced by the amount of any insurance benefits and proceeds to be received by the Indemnitee in respect of the Losses (net of any deductible amounts).

d. If an indemnification obligation arises in respect of any Losses that results in any tax benefit to the Indemnitee or any affiliate thereof
(the 'Benefited Party') that would not, but for such Losses, be available, the Benefited Party shall pay or cause to be paid to the Indemnifying Party an amount equal to the actual tax savings produced by such tax benefit at the time such tax saving is realized by the Benefited Party and after the Indemnifying Party has paid the amount of the Losses to the Indemnified Party. The amount of any such tax saving for any taxable period shall be the amount of the reduction of taxes payable to the taxing authority by the Benefited Party with respect to such tax period as compared to the taxes that would have been payable to taxing authority by the Benefited Party with respect to such tax period in the absence of tax benefit.

e. In no event shall any party hereunder have any liability for Losses consisting of or in the nature of punitive, consequential, indirect or special damages.

ARTICLE X

TERMINATION OF AGREEMENT

10.1 Termination. This Agreement may be terminated, and the transaction contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Closing Date:

a. By mutual written consent of Purchaser and Seller; or

b. By either Purchaser or Seller if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement; or

c. By either Purchaser or Seller if any permanent injunction or other order of a court or competent authority or government agency which prevents the consummation of the transaction shall have become final and not appealable; or

d. By Seller if any of the conditions specified in Article VII has not been met or waived by Seller at any such time as such conditions can no longer be satisfied; or

e. By Purchaser if any of the conditions specified in Article VI has not been met or waived by Purchaser at any such time as such conditions can no longer be satisfied.

10.2  Status of Agreement after Termination.

Upon any termination of this Agreement pursuant to Section 10.1, this Agreement shall be void and have no effect, without any liability on the part of any party hereto or any shareholders, directors or officers thereof; provided, however, such termination shall not affect the liability of any party for the breach of any provision of this Agreement.

ARTICLE XI
GENERAL
11.1 Notices. All notices and other communications hereunder shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested; by an overnight express courier service that provides written confirmation of delivery; or by facsimile with confirmation, addressed as follows:

If to Seller:

Kid's Connection, Inc.
4929 Old Shallotte Rd
Shallotte, NC 28459
a North Carolina Corporation

If to Purchaser:
Blackstocks Development Corporation
8914 legacy park Dr. Suite J
Charlotte, NC 28269
a Delaware Corporation

Any party may change its address for receiving notice by giving notice of a new address in the manner provided herein. Any notice so given shall be deemed to be delivered on the second business day after the same is deposited in the United States Mail, on the next business day if sent by overnight courier, or on the same business day if sent by facsimile before the close of business, or the next business day, if sent by facsimile after the close of business.

11.2 Schedules. Each matter set forth in any of the Schedules attached to this Agreement (or any agreement, instrument or other documents specifically referenced in such Schedule to the extent a copy of the same has been delivered to Purchaser prior to the execution of this Agreement) shall be deemed to be disclosed for purposes of every other Schedule. The Schedules shall in all respects constitute a part of the representations and warranties of Seller herein, and are expressly made a part of this Agreement. The inclusion of any information in any of the Schedules shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is material for purposes of this Agreement or for any other purpose.

11.3 Broker's Commission. Each party agrees to indemnify and hold harmless the other party from and against any and all liability, loss, damage, cost or expense (including court costs and attorney fees) arising out of or relating to any claim that such party entered into any brokerage agreement or similar arrangement, whether oral or written.

11.4 Headings. The descriptive article, section and paragraph headings set forth herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not control or affect the meaning or construction of any provision of the within Agreement.

11.5 Entire Agreement. This Agreement, the Purchase Documents and the Exhibits and Schedules attached to this Agreement constitute the entire agreement between the parties pertaining to this subject matter and supersede all prior or contemporaneous agreements and understandings of the parties relating to the same. This Agreement may be amended only in writing signed by the parties hereto.

11.6 Severability. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

11.7 North Carolina law governs this Agreement without regard to principles of conflicts of laws.

11.8 Arbitration. The parties shall resolve any dispute relating to this Agreement by negotiation and, failing that, by binding arbitration in Charlotte, North Carolina under the rules of the American Arbitration Association. An arbitration proceeding must be brought within one year of the onset of the dispute or it is barred. The party bringing the arbitration must advance the costs of arbitration and the prevailing party may seek reimbursement of its costs, fees and expenses in the arbitration. Arbitration awards may not include punitive and similar damages and may be enforced in any court of competent jurisdiction.

11.9 Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but only by written notice specifying the item waived and signed by the party waiving such terms or conditions.

11.10 Further Assurances. Both parties will take such reasonable steps as are necessary to consummate the transactions contemplated herein.

11.11 Assignability; Binding Effect. Either party may not assign this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns.

11.12 Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart signature page delivered by facsimile transmission shall be deemed to be and have the same force and effect as an originally executed signature page. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
IN WITNESS WHEREOF, the parties have executed this Agreement.

Kid's Connection, Inc
SELLER: Kid's Connection, Inc.

Signature:
By:			Polly G. Russ, owner

Date:			 at:

Signature:
By:			W.T. Russ, Jr., owner

Date:			 at:

Individually:

Signature:
By: 		Polly  Russ

Date:			 at:


Signature:
By: 		W.T. Russ

Date:			 at:

For Buyer: 	Blackstocks Development Corp

Signature:
By:			Al Perkins, CEO

Date:			 at:

Exhibit 10.10	 Resignation of Accountants

Grassano Accounting, P.A.

Certified Public Accountants & Business Consultants

www .grassanoaccounting.com

900 NORTH FEDERAL HIGHWAY Suite 160
BOCA RATON, FLORIDA 33432-2754
TEL: (561) 395-0330 FAX: (561) 395-2081
E-MAIL: firm@grassanoaccounting.com
N. RICHARD GRASSANO, CPA (FL-NJ)


June 11, 2003

Board of Directors
Blackstocks Development Corp.
8914 Legacy Park Dr., Suite J
Charlotte, NC 28269

Re: Resignation Letter

Dear Board of Directors:

As of the date of this letter, we hereby resign as auditors for Blackstocks Development Corp. We are resigning from the engagement because we are no longer able to provide the services that the Company requires.

For the audits that we performed (of the financial statements for the period ended June 30, 2002 and for the period ended December 31,2002), we issued going concern qualified opinions. The Company's management has always supplied us with all necessary infoffi1ation, and we have been able to rely on all of management's representations. There have been no scope limitations, and the internal controls have been adequate for the Company's management to develop reliable financial statements. The Company's management also has never disagreed with any of our adjustments or recommendations.

Sincerely,
/s/
N. Richard Grassano
President




Exhibit 10.11	 ASSIGNEMENT OF INTERST RIGHTS AND LIABILITIES


ASSIGNEMENT OF INETERST RIGHTS AND LIABILITIES

Blackstocks Development Corporation hereby assigns all rights to acquire property located at 4929 Old Shallotte Rd, Shallotte, NC 28459 whose owners are Polly G. Russ and W.T. Russ, Jr. to Realty Development Corporation a wholly owned subsidiary of New Media, Inc.

New Media, Inc. and Realty Development Corp. shall be responsible for completing the transaction to acquire the real property identified above. The value of the property is $470,000.00 and shall be paid to Polly G. Russ and W.T. Russ, Jr. .0upon closing as identified in the closing previously agreed upon.

Upon signing of this agreement, Blackstocks Development
Corporation relinquishes all rights and interest in the previously mentioned property to Realty Development Corporation.
Blackstocks Development Corporation and Kid's Connection shall not have any interest in nor have any responsibility for the real property other than to lease the property for use of its Day Care Center.
The lease will be established at the current market rate.

For:

Blackstocks Development Corp:            New Media, Inc.

/s/ Alton Perkins                        /s/  Loretta E. Perkins
CEO                                       Vice President

Date:     5/30/03                         Date:    5/30/03


Exhibit 10.12	 MARKET DEVELOPMENT AND INVESTOR RELATIONS AGREEMENT

PAGE PROPERTIES, LLC
6836 Bee Cave Road
Suite 242
Austin, Texas 78746
?

Telephone: 512.617.6351 					   Facsimile: 512.617.6352
tpage@austin.rr.com


June 5, 2003

Al Perkins
Chief Executive Officer
Blackstocks Development Corporation
8914 Legacy Park Drive, Ste J
Charlotte, NC 28269

Re:	Engagement Agreement


Dear Al,

Pursuant to our conversations, Page Properties, LLC (Page) is pleased to provide this Engagement Agreement which sets forth the terms of a consulting relationship with Blackstocks Development Corporation and its affiliates
(the Company) pursuant to which Page will, for a period of twelve months from the date of the execution of this letter, act as the Company's agent with respect to the following:

(i) Market Development. Page will advise the Company with respect to a market development and investor relations campaign which is designed to promote individual and institutional investor interest in the Company, and properly position the Company within the brokerage communities. As part of our engagement in this regard, we will do the following:

a. Review all current shareholder and corporate communication and collateral material

b. Determine the Company's current policy and objectives with regard to shareholder relations, investor relations and media placement.

c. Analyze the Company's shareholder base and DTC distribution

d. Analyze the market maker depth and involvement in the Company's securities

e. Review any analyst product

At the conclusion of our analysis and due diligence, we will provide the Company with a confidential report outlining the current status of the market for the Company's securities and what steps, if any, we recommend for enhancing the development of the market's awareness of the Company, its business plans and the opportunity to participate in the public market for the Company's securities. This representation does not cover any services required to implement any recommendations set forth in the Market Development Program, and Company agrees that our representation terminates upon our delivery of our recommendations in this regard.
In the event Company wishes to engage Page to address any of the issues set forth in the Market Development Program, or for any additional services, such services and engagement will be the subject of a separate engagement agreement.

It is agreed to by the parties that they are engaged in the development of the Company and that Page. is generally responsible for acting in a consulting capacity. Page will provide all promotional, marketing, public relations, and communication efforts for the Company, and will act as the lead advisor and consultant working with market makers, and investors in ensuring that the Company has increased awareness within the investment, market making, and brokerage communities. It will also review press releases and the various reports that the Company will need from time to time.

The Company is responsible for implementing and managing its business strategy to develop a daycare network by conducting a roll-up to acquire between 28 and 48 Daycare centers from private owners within the next 12 to 24 months. In addition, it is responsible for maintaining all records, financial or otherwise, and all reports required of it.

In implementing the Company's business strategy the parties agree that the following are key components: using predetermined parameters designed by the Company to identify and acquire centers, completing application with the NASD to acquire a stock symbol and trading on the OTC or BBX, which ever is applicable, introducing the business to the market, market makers and potential investors, and accessing capital in the private and or public markets.

To implement the Company's business strategy the following are the known capital requirements that both parties will attempt to achieve:

1. Funds required for acquisition of centers and or property
2. A bridge loan required within 30-90 days after signing this agreement.
3. Funds required for general business operations; and
4. Funds required personally by principles of both entities and their associates.
5. Funds required by shareholders

The amount of funds required for the previous categories have been identified in a previous memorandum between the parties and are summarized as follows. These amounts are shown purely as targets:

1. Acquisition of Daycare operations:  $14,246,400 to $28,492,800
2. Bridge loan for operations and payment of fees: $125,000.00
3. Funds for general operations: $1,000,000 (annual)
4. Funds for shareholders selling their shares
5. Funds for The Perkins Family Trust selling its shares.

Page agrees to help in identifying and implementing a strategy to secure funding for the company. Page shall act as the lead advisor in locating and arranging offers to match the funding requirements of the company. The timing requirements for the funding shall be set by the Company's business objectives and its general practice of closing on transactions within six months after signing the initial contract to acquire assets. Page agrees to use its best efforts to raise a minimum of $10 million for the company within twelve months.

Both parties agree that in the best interests of the Company and its shareholders, a written plan of distribution will be developed when taking action to raise capital or sale stock. The distribution plan shall include escrow requirements that will allow shares to be placed into the market in a coordinated way and considers the requirements of the Company and its' shareholders as listed above. Where possible, other shareholders shall be given an opportunity to participate in the distribution plan. Blacks Development Corporation and Page agree that if The Perkins Family Trust or the principles of Page and or its associates, want to sell any of its stock during a period up to 12 months after this agreement has been signed by both parties, then the selling party shall notify the other party of the desire to sell stock. At such time, both parties shall enter into an escrow agreement which will detail the terms of sale and the distribution of funds.

Both parties understand that in effecting the Company's business strategy that the Perkins Family Trust and or the principles of the Company may be required to provide or loan to the company shares of un-restricted and or restricted common stock. Upon providing these shares the Perkins Family Trust and or the principles shall be compensated in restricted or unrestricted shares solely at the discretion of the Corporation and the Perkins Family Trust at a rate set by and agreeable to Corporation and the Perkins Family Trust. This compensation shall not dilute the value of Page for one year from the date of signing this agreement.

 Though Page has requested that the Company pay the fees associated with our consulting and management representation in cash, the Company has indicated that it is not in a position to do so. As such, Page will agree to accept equity in the Company as compensation for such services. Additionally, due to the illiquid nature of the market for the Company's securities, any issuances in equity will be calculated using a discount to current market in order to assess a fair market value for the services rendered and to account for the nature of the market and the inherent risk to Page of actually realizing the agreed upon value of these services through liquidation of the securities. Thus, it is appropriate for us to agree to the value of the services rendered for tax accounting purposes. Accordingly, as we have discussed and agreed through arms-length negotiation and discussion, the value of services contemplated by this Agreement is ten thousand dollars ($10,000), and, further, if the Company is required to issue Page a Form 1099 for these services, the Company agrees that it will issue Page a Form 1099 for an amount not greater than that agreed upon amount. In the event any amount less than the agreed upon amount of stock is received by Page, the value for services will be adjusted ratably, and the Form 1099 will reflect the adjustment.

For the Market Development aspect of our engagement, our fee, after calculating the discount to current market, will be three million (3,000,000) shares of equity securities of the Company, such shares to be restricted against resale pursuant to Rule 144 of the Securities Act of 1933 (the Stock). The Company agrees to reimburse Page for any expense incurred on behalf of the Company.

As part of the unique nature and structure of this engagement and fee agreement, and in particular the uncertainty and risk borne by Page in accepting the Company securities as payment for its services if the Company securities were to significantly decrease in value over time, the Company acknowledges and agrees that, except in the event Page wholly fails and refuses to perform the services set forth herein and is grossly negligent in the provision of such services, as determined by a final non-appealable judgment of a court of competent jurisdiction, the fees for services referenced herein are earned, due and payable upon execution hereof, are non-refundable and do not represent a deposit made in trust for the benefit of the Company.


In connection therewith, by signing this engagement agreement you are acknowledging and affirming that neither the Company, nor any of its employees, officers, directors, consultants, accountants, attorneys or other representatives have provided Page, nor any of its employees or representatives, with any information regarding the Company which may be considered material or non-public, and further, that all information that has been provided is of a general nature and within the public domain.

       Additionally, in that we are taking an equity interest in the Company in the form of our payment for services rendered, we advise you to seek independent legal advice before executing this agreement and to give you reasonable time within which to obtain such advice. By signing below you are acknowledging that you have had a reasonable time within which to consult with an attorney of your own choosing regarding our representing the Company, our being paid in securities of the Company, and the form and substance of this fee agreement. Further, you acknowledge and agree our fees in the form of equity as set forth above are fair and reasonable to the Company and its shareholders. Further, you acknowledge that this fee agreement is clearly understood by you, and you have had an opportunity to ask any questions which you may have as it relates to this fee agreement and that you have received answers to all of your questions or concerns, whatever they may be.

The Company and Page will mutually indemnify and hold each other, and their respective affiliates and partners, officers, directors, and employees harmless of and from any and all claims, damages, liability and litigation expenses (including reasonable attorneys' fees and expenses), as the same are incurred, related to or arising out of its activities directly or indirectly related to this Agreement, except to the extent that any claims, damages, liability or expenses are found in a final non-appealable judgement by a court of competent jurisdiction to have resulted from willful misconduct and gross negligence in performing the services described above. The indemnity provision and hold harmless provision contained in this paragraph shall remain in full force and effect regardless of any termination of this Agreement, and same shall survive termination of this Agreement.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE STATE OF APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN SUCH STATE AND VENUE FOR ANY DISPUTE SHALL LIE SOLELY IN TRAVIS COUNTY, TEXAS.

Prior to filing any lawsuit or other statement of claim, the parties hereby agree to submit to mediation by a certified mediator as selected mutually by the parties. Should a dispute exist following mediating same in good faith, the parties agree to submit any dispute arising under this Agreement or any action to enforce the terms hereof to the jurisdiction, rules and standards of the American Arbitration Association, whose ruling shall be binding upon said parties.

This agreement is the sole and entire Agreement between the parties pertaining to its subject matter and supersedes all prior Agreements, representations and understandings of the parties. No modifications of this Agreement shall be binding unless agreed to in writing by Page and the Company. This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto.

Kindly indicate your understanding and agreement to the terms and conditions of this engagement agreement by signing and returning a copy of this letter, the other copy of which is for your files. We are looking forward to working closely with you on this assignment.

Sincerely,
Page Properties, LP
	/s/
____________
Timothy T. Page
Member


ACKNOWLEDGED, UNDERSTOOD AND AGREED AS TO TERMS:
Blackstocks Development Corporation

	/s/							6/05/03
_________________________	____________________
Al Perkins						Dated Effective
Chief Executive Officer


Exhibit 10.13	 EXCUTIVE MANAGEMENT AGREEMENT


                             Page Properties, LP
___
6836 Bee Cave Road
Suite 242
Austin, Texas 78746

(a) Phone: 512.617.6351	Fax: 512.617.6352
tpage@austin.rr.com


June 5, 2003

Al Perkins,
Chief Executive Officer
Blackstocks Development Corporation
8914 Legacy Park Drive, Suite J
Charlotte, NC 28269

Re:	Engagement Agreement


Dear Al,

Pursuant to our conversations, Page Properties, LP (PP) is pleased to provide this Engagement Agreement which sets forth the terms of our relationship with Blackstocks Development Corporation and its affiliates (the Company) pursuant to which PP will, for a period of twelve months from the date of the execution of this letter, act as the Company's counsel with respect to the following:

(ii) Executive Management and Public Markets Consulting.   As part of PP's
services, we will meet with and advise certain members of the Company's executive management regarding a comprehensive program of positioning the Company and its publicly traded securities within the marketplace to optimize exposure to customers and potential shareholders. Additionally, upon request we will assist the Company in devising an internal protocol for corporate governance in light of the recently enacted Sarbanes Oxley legislation. In addition to the foregoing, we will together with executive management analyze the Company's overall capital structure, and assist and advise the Company in implementing any necessary restructuring to best position the Company for attracting additional debt or equity capital. Nothing, however, contained in this agreement in any way involves company or stock promotional services. PP will herein be engaged strictly as advisor.

Though PP has requested that the Company pay the fees associated with our consulting and management representation in cash, the Company has indicated that it is not in a position to do so. As such, PP will agree to accept equity in the Company as compensation for such services. For the consulting and management services specifically enumerated herein, we can be paid in securities issued under an S-8 registration statement. Additionally, due to the illiquid nature of the market for the Company's securities, any issuances in equity will be calculated using a discount to current market in order to assess a fair market value for the services rendered and to account for the nature of the market and the inherent risk to PP of actually realizing the agreed upon value of these services through liquidation of the securities. Thus, it is appropriate for us to agree to the value of the services rendered for tax accounting purposes. Accordingly, as we have discussed and agreed through arms-length negotiation and discussion, the value of services contemplated by this Agreement is twenty five thousand dollars ($25,000), and, further, if the Company is required to issue PP a Form 1099 for these services, the Company agrees that it will issue PP a Form 1099 for an amount not greater than that agreed upon amount. In the event any amount less than the agreed upon amount of stock is received by PP, the value for services will be adjusted ratably, and the Form 1099 will reflect the adjustment.

For the Executive Management and Public Market Consulting aspect of our engagement, our fee, after calculating the discount to current market, will be six million (6,000,000) shares of unrestricted, free-trading equity securities of the Company (the Stock).


As part of the unique nature and structure of this engagement and fee agreement, and in particular the uncertainty and risk borne by PP in accepting the Company securities as payment for its services if the Company securities were to significantly decrease in value over time, the Company acknowledges and agrees that, except in the event PP wholly fails and refuses to perform the services set forth herein and is grossly negligent in the provision of such services, as determined by a final non-appealable judgment of a court of competent jurisdiction, the fees for services referenced herein are earned, due and payable upon execution hereof, are non-refundable and do not represent a deposit made in trust for the benefit of the Company.

The Company will indemnify and hold PP, its affiliates and their respective partners, officers, directors, and employees harmless of and from any and all claims, damages, liability and litigation expenses (including PP's reasonable attorneys' fees and expenses), as the same are incurred, related to or arising out of its activities directly or indirectly related to this Agreement, except to the extent that any claims, damages, liability or expenses are found in a final non-appealable judgement by a court of competent jurisdiction to have resulted from PP's willful misconduct and gross negligence in performing the services described above. The indemnity provision and hold harmless provision contained in this paragraph shall remain in full force and effect regardless of any termination of this Agreement, and same shall survive termination of this Agreement.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN SUCH STATE AND VENUE FOR ANY DISPUTE SHALL LIE SOLELY IN
TRAVIS COUNTY, TEXAS.

Prior to filing any lawsuit or other statement of claim, the parties hereby agree to submit to mediation by a mediator as selected mutually by the parties. Should a dispute exist following mediating same in good faith, the parties agree to submit any dispute arising under this Agreement or any action to enforce the terms hereof to the jurisdiction, rules and standards of the American Arbitration Association, whose ruling shall be binding upon said parties.

This agreement is the sole and entire Agreement between the parties pertaining to its subject matter and supersedes all prior Agreements, representations and understandings of the parties. No modifications of this Agreement shall be binding unless agreed to in writing by PP and the Company. This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto.

Kindly indicate your understanding and agreement to the terms and conditions of this engagement agreement by signing and returning a copy of this letter, the other copy of which is for your files. We are looking forward to working closely with you on this assignment.

Sincerely,

Page Properties, LP
/s/
____________________________
Timothy Page
Member


ACKNOWLEDGED, UNDERSTOOD AND AGREED AS TO TERMS:

Blackstocks Development Corporation
     /s/
_______________________	    ______________________________
Al Perkins						Dated Effective
Chief Executive